UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2024

PLUM ACQUISITION CORP. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40218	98-1577353
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2021 Fillmore St. #2089, San Francisco, CA 94115

(Address of principal executive offices, including Zip Code)

(415) 683-6773

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-fifth of one redeemable warrant	PLMIU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	PLMI	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	PLMIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Report.

On February 10, 2024, the audit committee of the board of directors (the “Audit Committee”) of Plum Acquisition Corp. I (the “Company”) concluded, after discussion with the Company’s management and accounting professionals, that the Company’s previously-issued unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the periods ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the SEC on May 23, 2023, August 21, 2023, and November 22, 2023, respectively (each an “Affected Period” and, collectively, the “Affected Periods”), should be restated and no longer be relied upon due to misstatements in (i) debt discount subscription liability, additional paid-in capital and accumulated deficit in the Company’s condensed balance sheet as of March 31, 2023, June 30, 2023, and September 30, 2023, and (ii) change in fair value of subscription liability and interest expense – debt discount on the Company’s condensed statements of operations for the three months ended March 31, 2023, three and six months ended June 30, 2023, and three and nine months ended September 30, 2023.

The Company shall restate its financial statements for the Affected Periods in its Annual Report on Form 10-K. The financial information that has been previously filed or otherwise reported for the Affected Periods will be superseded by the information filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the financial statements and related financial information contained in the Quarterly Reports on Form 10-Q for the Affected Periods should no longer be relied upon. The restatement does not have an impact on the Company’s cash position or the amount held in the Company’s trust account.

As a result of the foregoing, the Company’s management has reevaluated the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting for the Affected Periods. The Company’s management concluded that, in light of the misstatements described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures for the Affected Periods were not effective. The Company’s management plans to enhance the system of evaluating and implementing the accounting standards that apply to the Company’s financial statements, including enhanced training of the Company’s personnel and increased communication among the Company’s personnel and third party professionals with whom the Company consults regarding the application of complex financial instruments. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Annual Report on Form 10-K for the year ended December 31, 2023.

The Company’s management has discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLUM ACQUISITION CORP. I

Date: February 14, 2024	By:	/s/ Kanishka Roy
Kanishka Roy
Co-Chief Executive Officer and President

2